Exhibit 99.1

Adjusted EBITDA Reconciliation DNB adopted ASC 606 starting January 1, 2018 using the modified retrospective method instead of making adjustments to its comparative historical information DNB engaged various advisors, implemented new accounting systems and hired temporary workers in order to prepare, transition and integrate its operations for ASC 606 DNB has incurred restructuring charges as a result of eliminating, consolidating, standardizing and/or automating certain business functions and primarily consists of employee severance for terminated employees Other Adjustments include acquisition/divestiture costs, loss from discontinued operations, legal matters and one time 3rd party consulting costs 1 2 3 4 1 2 3 4 Commentary ($ in millions) FY LTM 2017 9/30/2018 Reported EBITDA $458.4 $541.7 Adjustments ASC 606 Impact on 2018 Results - (89.2) ASC 606 Non-Capitalized Acquisiton Implementation Costs 7.3 9.3 Restructuring Charges 32.1 33.4 Net (Income) Loss Attributable to Non-Controlling Interest 4.1 4.5 Equity in Net (Income) Loss of Affiliates (2.8) (1.4) Stock Based Compensation 20.5 11.5 Other Adjustments 26.1 21.6 Adjusted EBITDA $545.7 $531.4 Pro Forma Adjustments Anticipated Cost Savings - 200.0 Pro Forma Adjusted EBITDA $545.7 $731.4